Exhibit 99.1

FG Financial Group, Inc. Reports Second Quarter Financial Results

8/11/2022

FG Financial Group Sees Reinsurance Premium Growth As It Continues to Expand Its Reinsurance Business

Completes Fourth IPO on Its SPAC Platform

ST. PETERSBURG, FL – FG Financial Group, Inc. (Nasdaq: FGF) (the “Company”), a reinsurance and asset management holding company focused on opportunistic collateralized and loss capped reinsurance, while allocating capital in partnership with Fundamental Global®, a private partnership focused on long-term strategic holdings led by Kyle Cerminara and Joe Moglia – and from time to time other strategic investors, to SPAC and SPAC sponsor-related businesses, today announced results for the second quarter and six months ended June 30, 2022.

FG Financial Group CEO Larry Swets, Jr. commented, “In the second quarter, we continued to execute our strategy to grow long-term intrinsic value through a strategic focus on our SPAC and reinsurance businesses. The reinsurance market is the strongest we have seen in many years, presenting many opportunities to write attractive niche contracts. Since launching our reinsurance business we have entered six contracts, with three added this quarter driving significant reinsurance premium growth. We also continue to grow our FG SPAC platform and closed a $115 million IPO for FG Acquisition Corp. (TSX: FGAA.U) in April. Our SPAC business has now completed two de-SPACs with OppFi and Hagerty, and currently has two funded SPACs evaluating acquisition opportunities. While we recorded a non-cash unrealized loss from investments in the first half of the year primarily due to valuation discounts attributed to SPAC investments at pre-merger stage, we remain extremely optimistic about the long-term growth opportunity in these businesses.”

FG Financial Group Chairman Kyle Cerminara added, “We continue to see asymmetric risk/reward opportunities across our markets, and remain focused on patiently allocating capital to drive long-term shareholder value.”

Select 2022 Second Quarter and Six Months Financial Results and Highlights

FG Financial Group’s 2022 second quarter and six-month financial results included:

●	Net reinsurance premiums earned increased to $3.0 million for the three months ended June 30, 2022 from $0.9 million in the second quarter of last year. Net reinsurance premiums for the six months ended June 30th, 2022 increased to $5.4 million from $1.1 million for the six months ended June 30th, 2021.
●	Net investment loss for the second quarter was $3.7 million compared to net investment income of $2.2 million in the prior year period.
●	The Company paid the 8% Series A Preferred Share dividend of $0.45 million, which represents the Company’s 17th consecutive quarter of paying the full dividend due on the 8% Series A Preferred Shares since their issuance in February 2018.
●	General and administrative expense was $2.3 million and $4.0 million for the three and six-months ended June 30th, 2022, respectively, as compared to $1.7 million and $3.7 million for the same periods in the prior year, respectively. The increase was primarily due to salaries and wages relating to headcount increases and fees related to new reinsurance agreements as the Company expands its SPAC platform and reinsurance businesses.

Net loss attributable to common shareholders for the second quarter increased to $5.9 million, or $(0.87) per fully diluted share, compared to a loss of $0.7 million, or $(0.13) per fully diluted share for the second quarter of 2021. Net loss attributable to common shareholders for the six-month period ended June 30, 2022, was $10.2 million, or $(1.55) per fully diluted share, as compared to a loss of $1.0 million, or $(0.20) per fully diluted share, for six-month period ended June 30, 2021.

Balance Sheet Highlights

As of June 30, 2022, FG Financial Group’s key balance sheet items included:

●	Cash and cash equivalents of $12.8 million.
●	Investment holdings totaling $10.9 million, including directly or indirectly held investments in Oppfi, Hagerty, two new holdings under the Company’s SPAC Platform, FG Merger Corp. and FG Acquisition Corp., and other investments.
●	Total shareholders’ equity of $27.7 million.

FG Financial Group, Inc.

FG Financial Group, Inc. is a reinsurance and asset management holding company run by Larry Swets, Jr. and chaired by Kyle Cerminara that is focused on opportunistic collateralized and loss capped reinsurance, while allocating capital in partnership with Fundamental Global®, a private partnership focused on long-term strategic holdings led by Kyle Cerminara and Joe Moglia – and from time to time other strategic investors, to SPAC and SPAC sponsor-related businesses. The Company’s principal business operations are conducted through its subsidiaries and affiliates.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are therefore entitled to the protection of the safe harbor provisions of these laws. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “budget,” “can,” “contemplate,” “continue,” “could,” “envision,” “estimate,” “expect,” “evaluate,” “forecast,” “goal,” “guidance,” “indicate,” “intend,” “likely,” “may,” “might,” “outlook,” “plan,” “possibly,” “potential,” “predict,” “probable,” “probably,” “pro-forma,” “project,” “seek,” “should,” “target,” “view,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative thereof or other variations thereon or comparable terminology. In particular, discussions and statements regarding the Company’s future business plans and initiatives and the expected timing of the closing of the offering are forward-looking in nature. We have based these forward-looking statements on our current expectations, assumptions, estimates, and projections. While we believe these to be reasonable, such forward-looking statements are only predictions and involve a number of risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results, performance, or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements, and may impact our ability to implement and execute on our future business plans and initiatives. Management cautions that the forward-looking statements in this release are not guarantees of future performance, and we cannot assume that such statements will be realized or the forward-looking events and circumstances will occur. Factors that might cause such a difference include, without limitation: risks associated with our inability to identify and realize business opportunities, and the undertaking of any new such opportunities; general conditions in the global economy, including the impact of health and safety concerns from the current COVID-19 pandemic; our lack of operating history or established reputation in the reinsurance industry; our inability to obtain or maintain the necessary approvals to operate reinsurance subsidiaries; risks associated with operating in the reinsurance industry, including inadequately priced insured risks, credit risk associated with brokers we may do business with, and inadequate retrocessional coverage; our inability to execute on our investment and investment management strategy, including our strategy to invest in the risk capital of special purpose acquisition companies (SPACs); potential loss of value of investments; risk of becoming an investment company; fluctuations in our short-term results as we implement our new business strategy; risks of being unable to attract and retain qualified management and personnel to implement and execute on our business and growth strategy; failure of our information technology systems, data breaches and cyber-attacks; our ability to establish and maintain an effective system of internal controls; our limited operating history as a public company; the requirements of being a public company and losing our status as a smaller reporting company or becoming an accelerated filer; any potential conflicts of interest between us and our controlling stockholders and different interests of controlling stockholders; potential conflicts of interest between us and our directors and executive officers; volatility or decline in the value of the shares of FedNat Holding Company common stock received by us as consideration in the sale of our insurance business or limitations and restrictions with respect to our ownership of such shares; risks of being a minority stockholder of FedNat Holding Company; risks associated with our related party transactions and investments; and risks associated with our investments in SPACs, including the failure of any such SPAC to complete its initial business combination. Our expectations and future plans and initiatives may not be realized. If one of these risks or uncertainties materializes, or if our underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected. You are cautioned not to place undue reliance on forward-looking statements. The forward-looking statements are made only as of the date hereof and do not necessarily reflect our outlook at any other point in time. We do not undertake and specifically decline any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect new information, future events or developments.

INVESTOR RELATIONS:

IMS Investor Relations

John Nesbett/Jennifer Belodeau

(203) 972-9200

IR@fgfinancial.com

FG FINANCIAL GROUP, INC.

Consolidated Balance Sheets

($ in thousands, except per share data)

	June 30, 2022 (unaudited)	December 31, 2021
ASSETS
Equity securities, at fair value (cost basis of $5,111 and $14,495, respectively)	$110	$1,421
Other investments	10,814	14,040
Cash and cash equivalents	12,832	15,542
Deferred policy acquisition costs	1,255	786
Reinsurance balances receivable	7,332	3,853
Funds deposited with reinsured companies	3,978	4,442
Other assets	952	745
Total assets	$37,273	$40,829

LIABILITIES
Loss and loss adjustment expense reserves	$2,883	$2,133
Unearned premium reserves	6,168	3,610
Accounts payable	392	502
Other liabilities	117	575
Total liabilities	$9,560	$6,820

SHAREHOLDERS’ EQUITY
Series A Preferred Shares, $25.00 par and liquidation value, 1,000,000 shares authorized; 894,580 shares issued and outstanding as of June 30, 2022 and December 31, 2021	$22,365	$22,365
Common stock, $0.001 par value; 100,000,000 shares authorized; 9,278,001 and 6,497,205 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	9	6
Additional paid-in capital	49,933	46,037
Accumulated deficit	(44,594)	(34,399)
Total shareholders’ equity	27,713	34,009
Total liabilities and shareholders’ equity	$37,273	$40,829

FG FINANCIAL GROUP, INC.

Consolidated Statements of Operations

($ in thousands, except per share data)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Revenue:
Net premiums earned	$2,953	937	$5,426	1,122
Net investment (loss) income	(3,714)	2,241	(6,059)	4,091
Other income	26	24	50	79
Total revenue	(735)	3,202	(583)	5,292

Expenses:
Net losses and loss adjustment expenses	1,868	729	3,391	835
Amortization of deferred policy acquisition costs	606	374	1,318	431
General and administrative expenses	2,269	1,659	4,009	3,698
Total expenses	4,743	2,762	8,718	4,964

(Loss) income from continuing operations before income taxes	(5,478)	440	(9,301)	328
Income tax expense (benefit)	–	–	–	–
Net income (loss) from continuing operations	$(5,478)	$440	$(9,301)	$328
Discontinued operations:
Gain from sale of the Maison Business, net of taxes	–	–	–	145
Net income (loss)	(5,478)	440	(9,301)	473
Gain (loss) attributable to noncontrolling interests	–	667	–	666
Dividends declared on Series A Preferred Shares	447	447	894	797
Loss attributable to FG Financial Group, Inc. common shareholders	$(5,925)	$(674)	$(10,195)	$(990)

Basic and diluted net income (loss) per common share:
Continuing operations	$(0.87)	$(0.13)	$(1.55)	$(0.23)
Discontinued operations	–	–	–	0.03
	$(0.87)	$(0.13)	$(1.55)	$(0.20)

Weighted average common shares outstanding:
Basic and diluted	6,775,501	5,010,377	6,589,296	5,001,731